                                                                    Exhibit 10.1


                               SERVICE AGREEMENT


        This is an Agreement for Services [the "Agreement"], dated 23 December, 1996 and is between, the ["Client"] Nu-Wave Health Products, Inc., whose address is 5905-A Hampton Oaks Parkway, Tampa, Florida 33610, and Nations Staffing, Inc., with offices at 7557 Ulmerton Road, [Suite D], Largo, Florida, 33771 ["NSI"].

1.      TERM OF AGREEMENT

   A. The initial term of this Agreement shall be one year [the "Initial Term"]. Following the completion of the Initial Term, this agreement shall remain in full force and effect from year to year until either party gives written notice to the other party by delivering notice as specified in Section 11K, below, at least thirty [30] days prior to the effective date of intended termination. In addition, NSI may at any time immediately terminate this Agreement in the event of breach by the Client of any of the terms of this Agreement or upon the occurrence of any of the events set forth in Section 6C or 11E, below.

2.      SERVICES

    A. NSI agrees to furnish to Client employees to perform job functions identified by workers' compensation code classifications. Client warrants that the list of workers' compensation classification is accurate and complete, that employees performing these job functions do so at the location specified in this Agreement as Client's address. client understands and agrees that prior written approval from NSI workers' compensation carrier must be obtained prior to the addition of any worker's compensation classification or location to this Agreement.

    B. Client expressly agrees and understands that no employee shall become employed by NSI, covered by NSI workers' compensation insurance or any other benefit or term and condition of employment or issued a payroll check, unless the individual has, prior to commencing work for NSI, completed NSI's employment application, W-4 withholding form, and form I-9, all of which must be delivered to NSI before the employee commences employment. NSI shall not be considered an employer for any employee until that individual completes these forms and Client is notified that the employee has been hired by NSI as a leased employee. In addition, NSI shall not be considered to be an employer of any individual for whom payroll information is not supplied during any payroll period [except as may be required by law]. Client assumes full responsibility for workers' compensation claims of other Parties hired by or working for Client, whether as an employee, independent contractor, or in any other status.

   C. NSI shall have sufficient authority so as to maintain a right of direction and control over leased employees assigned to Client's location, and shall retain authority to hire, terminate, discipline and reassign employees. Client shall, however, retain such sufficient direction and control over the leased employees as is necessary to conduct Client's business and without which Client would be unable to conduct its business, discharge any fiduciary responsibility that it may have, or comply with any applicable licensure, regulatory, or statutory requirement of Client. Additionally, NSI assumes responsibility for the payment of wages to the leased employees without regard to payments by Client to NSI and NSI assumes full responsibility for the payment of payroll taxes and collection of taxes from payroll on leased employees. NSI will give written notice of the relationship between NSI and Client to each leased employee it assigns to perform services for Client. NSI does not assume any responsibility for, and makes no assurances, warranties, or guarantees as to the ability or competence of any leased employee.

   D. Client agrees to provide all facilities, supplies, equipment, and all other necessary items that may be required by employees to perform their employees service.

3.      SERVICE NOT PROVIDED

   A. NSI will only provide the services provided for herein and no other services shall be provided or implied, including without limitation any strategic, operational or other business related decisions with regard to Client's business. Such decisions shall exclusively be the responsibility of Client and NSI shall bear no responsibility nor liability for any actions or inactions by Client. When implementing such decisions, whether or not the actions are implemented by leased employees, Client shall be acting solely on its own volition and responsibility. If NSI is leasing any supervisory employees to Client, such supervisory employee's scope of employment is strictly limited. Supervisor's actions which are in violation of law or which result in liability will be outside the scope of their responsibility as NSI's leased employees and in such an event supervisory employees will be acting solely as the agents of Client.

4.      WORKERS' COMPENSATION

   A. NSI shall secure workers' compensation coverage in such amounts as is required by applicable law and shall be responsible for the management of workers' compensation claims, claims filings and related procedures for its leased employees for services which they perform as leased employees.

   B. While NSI shall retain a right of direction and control over the management of safety, risk and hazard control involving leased employees performing work at Client work sites, as may be required by applicable state and federal laws, compliance with all applicable laws related to such matters is a responsibility of Client. Client acknowledges that it is responsible to maintain a safe working environment, provide proper training in compliance with state and federal OSHA standards, and establish and maintain such safety programs, safety policies, and safety committees as may be required by law or by NSI. NSI shall provide such assistance and maintain such responsibility for performing safety inspections of Client equipment and premises and assistance and responsibility for the promulgation and administration of employment and safety policies as is required by applicable law; however, Client acknowledges that NSI in either providing or not providing such assistance and responsibility


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
     assumes no liability. Client further agrees to comply with NSI's workers' compensation managed care arrangement, workers' compensation light duty requirements and shall comply with such Drug Free Workplace Act policies, if any, as may be implemented by NSI.

  C. Client represents that its working environment, equipment, machinery, supplies and training for existing employees currently meet all state and federal OSHA standards and that they will be maintained in compliance with such standards during the duration of the Agreement. Client shall provide and ensure use of all personal protection gear and equipment, as required by law, or as deemed necessary of NSI or NSI's workers' compensation carrier.

5.   BENEFIT PLANS

  A. The Client acknowledges that NSI has available employee benefit plans for the possible application to employees. Any other employee benefit plans maintained by the Client, regardless of whether they provide benefits to the employees, shall be the sole responsibility of the Client, including responsibility for complying with provisions of the Internal Revenue Code of 1986 [the code], relating to such plans.

  B. NSI agrees to assume responsibility for the current COBRA participants on Client's group health plan in effect as of the effective date of the Agreement [current COBRA participants], who have all been listed by Client on Exhibit B, provided such current COBRA participants were eligible for coverage under Client's plan in accordance with federal law. Client agrees that upon termination of the Agreement, should Client at any time obtain any form of group employee benefit coverage from an insurance carrier, another employee leasing company/professional employer or otherwise, which will provide group health insurance coverage to any of the employees, Client will assume full responsibility for the continuation of coverage under COBRA for the current COBRA participants in addition to any employees who may elect COBRA coverage under NSI's plans during the term of this Agreement, for the remainder of their COBRA eligibility period.

6.   FEES & DEPOSITS

  A. For services to be rendered under this Agreement, NSI shall be entitled to a fee. Said fee to be paid at the end of each pay period and shall be calculated by multiplying the billing factors in Exhibit A by the gross amount of all wages and/or earnings for the employees covered by the agreement during each pay period. All funds due NSI [including but not limited to payroll, payroll taxes and administrative fees] are payable in immediately negotiable funds [wire transfers or cashiers check] to NSI prior to issuance of payroll checks each pay period. Should the Client require additional services not included in this Agreement, the fee for any such additional services shall be negotiated and paid separately The billing factors and related fees set forth in Exhibit A are subject to adjustment by NSI based upon changes in local, state and/or federal employment law, changes in insurance requirement, or worker's compensation classifications, or costs or changes in the Client's payroll. Upon written

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
     notification to the Client from NSI of a billing factor, or fee adjustment, the Client shall have the right to terminate this Agreement by giving notice or termination to NSI within seven [7] days of receipt from N.S.I. of notice of a fee adjustment, and after payment of all accrued fees by Client within this seven [7] day period.

  B. Prior to the commencement of the First Pay Period [1/1/97], Client will deposit with NSI the amounts of $0 [one months medical insurance premium] and $418 [one months workers' compensation insurance premium] for a total deposit of $418. Said amount to be applied to the final invoice upon termination of this agreement.

  C. If for any reason whatsoever payment is not timely submitted to NSI for its services in accordance with this contract, or the payment received is unable to be immediately negotiated, it will be considered a material breach of contract and NSI shall have the sole right to immediately terminate this Agreement, and shall be entitled to bring suit seeking applicable damages. NSI, in its sole discretion, may waive this breach on one or more occasions. By doing so, NSI in no way waives its ongoing rights under this paragraph.

  D. In the event of a default by Client under this Agreement, NSI shall have the right as attorney-in-fact to file such instruments as it deems necessary in its sole discretion and without recourse by Client, against the assets of Client, which filing shall be terminated upon Client's satisfaction of its obligation hereunder.

  E. A late payment charge of one and one-half percent [1 1/2%] will be added to all accounts not paid when due. Checks returned unpaid from Client's bank will be subject to the late payment charge plus any additional costs incurred by NSI. An unpaid balance will also be subject to periodic charge of one and one-half percent [1 1/2%] per calender month [or such lesser interest amount if set by applicable law at a lower amount] until paid in full.

7.   INDEMNIFICATIONS

  A. Client will provide proof of comprehensive general liability insurance coverage of its operations and all employees, with a minimum limit of liability no less than one million [$1,000,000.00] dollars per occurrence. If any leased employee will operate a vehicle owned or otherwise of any kind for Client, Client shall furnish liability insurance therefor against uninsured motorists, each with a minimum limit of liability no less than one million [$1,000,000.00] dollars. Such policies shall also include blanket collateral liability and personal injury liability coverage. In addition, if professional employees are leased, professional liability coverage will be secured and maintained by Client with a limit of liability of no less than one million [$1,000,000.00] dollars. Client agrees, at its own expense, to include N.S.I. as an additional named insured on all of Client's insurance policies, including without limitation professional liability policies and fidelity bonds. Client shall at the request of NSI deliver to NSI a certificate evidencing such insurance and the agreement [s] of the insurer [s] that such insurance may not be canceled without twenty [20] days prior notice to


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

     NSI. Any protection against the dishonest or criminal conduct or misappropriation of any funds engaged in by any employee maintained hereunder, such as fidelity bonding, shall be at Client's expense. All insurance policies shall waive Client's subrogation rights in favor of NSI. Client's obligation under this Section shall survive termination of this Agreement.

B. Client hereby unconditionally indemnifies, holds harmless, protects and defends NSI, and all subsidiary, affiliate and parent companies, their shareholders, non-leased employees, attorneys, officers, directors, agents and representatives from any and all claims, demands, damages [including punitive and compensatory], injuries, deaths, actions, costs and expenses [including attorney's fees and expenses at all levels of proceedings], losses and liabilities of whatever nature [including liability to third parties], and other consequences of any sort, including but not limited to:

     1. Actions or incidents [whether actual or alleged] by Client, or any leased or non-leased employee, of negligence, other tortious conduct, breach of contract, criminal or dishonest activity, those actions or incidents covered by all liability policies, professional liability policies, and fidelity bonds as set forth in Section 7A, those costs attendant to the administration of any collective bargaining agreement, and any liabilities or claims against NSI arising out of any non payment or payment to or participation in a labor organization's health and welfare retirement or other benefit fund, including the cessation of payment thereto or withdraw from participation therein.

     2. Employment-related matters which shall encompass matters arising under local, state and/or federal right-to-know laws, environmental laws, OSHA, EEOC, ADA, [including without limitation those relating to employment, public access and public accommodation], WARN, ERISA, all laws governing wages and hours [including without limitation: prevailing wage rate; exempt and non exempt status; child labor; and minimum wage and overtime matters], NLRB laws, disclosed and undisclosed benefit plans, all other labor laws;

     3. Any and all other laws, regulations and ordinances, or causes of action arising out of, occasioned by, or in connection with any obligations of either party arising out of this Agreement, including without limitation those arising from products or services [professional or otherwise] produced or provided by the employees;

     4. Any matter relating to Client's use of any leased employee including the use of the Client's [or any employee, if such employee is acting or alleged to be acting on behalf of the Client or NSI] machinery, facilities, equipment and/or vehicles, whether leased, rented, borrowed or owned;

     5. Injuries occurring to any individual performing work for Client while not performing work as a leased employee, and for such acts of negligence towards any employee as are beyond the coverage of the workers' compensation coverage.


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  C.     Client agrees that, notwithstanding any other provision of this
         Agreement, that access to any property, whether real, appurtenant, or personal, as well as the accommodation of said property to any person who may be handicapped or disabled, or perceived as being handicapped or disabled, over which real or personal property the Client has ownership, administration, maintenance or some other control, shall be the sole and exclusive responsibility of the Client. Client agrees to indemnify, hold harmless and defend NSI, and all subsidiary, affiliate and parent companies, their shareholders, non-leased employees, attorneys, officers, directors, agents and representatives, from and against any and all claims, demands, damages, injuries, deaths, actions, costs and expenses [including attorney's fees and expenses at all levels of proceedings], losses and liabilities of whatever nature [including liability to third parties], and other consequences of any sort arising out of the Client's obligations set forth herein.

  D. Client acknowledges that it will receive the bulk of the economic benefits arising out of its business and that, therefore, it is fair and reasonable that it, rather than NSI, should bear the risks of its business as set forth above.

  E.     All indemnifications shall survive the termination of this Agreement.


8.       GOVERNMENT INVESTIGATIONS / LEGAL ACTIONS / INQUIRIES

  A. Client acknowledges that it is essential to NSI's performance under this Agreement that NSI have complete knowledge of any government investigation or inquiry or private adversary action which could in any manner impact upon the types of duties contemplated by this Agreement. For example, but not by limitation, an audit by the Bureau of Workers' Compensation could affect the performance of functions under this Agreement. Thus, Client hereby makes complete and full disclosure of any such administrative proceeding [including but not limited to EEOC, NLRB, OSHA, or Wage and Hour matters], investigation, lawsuit, or other adversary proceeding, including those which are threatened as well as those not yet asserted, in which Client has been involved during the last five [5] years.

  B. NSI shall not be considered to be an employer of leased employees for purposes of claims of discrimination involving disability, race, sex, sexual harassment, religion, color, age, national origin, marital status, veteran status, retaliation, or any other claim pursuant to any local, state or federal law regulation, or ordinance unless the action is taken by Client in compliance with a written corporate NSI policy, procedure or NSI corporate direction, which is illegal under any applicable local, state or federal law.


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9.     CLIENT OBLIGATIONS AND RIGHTS

       A. Client has the right to accept or cancel the assignment of any leased employee. Client agrees that in making such decisions it will at all times comply with all applicable laws. Client further agrees that it will at all times comply with the Family and Medical Leave Act and Client's responsibilities to reinstate employees and in all other manner to comply with the Family and Medical Leave Act shall survive termination of this Agreement.

       B. Client agrees that it will obtain and provide to NSI at the end of each pay period records of actual time worked by each employee, verify their exempt or nonexempt status and that all hours worked by employees that are reported to NSI are accurate and are in accordance with the requirements of the Fair Labor Standards Act and other laws administered by the U.S. Department of Labor's Wage and Hour Division and any applicable state law. These records submitted to NSI shall become the basis for NSI to issue all payroll checks. NSI shall not be responsible for incorrect, improper or fraudulent records of hours worked, or for improper determination of exempt status. Should Client fail to meet the processing and payment schedule, the delivery of payroll checks by NSI will be delayed and an out of cycle processing charge could be billed to Client at NSI's option. Similarly, any changes to the hours reported to NSI after the reporting time could be subject to an out of cycle check charge at NSI's option.

10.    EFFECT OF TERMINATION

       A. If for any reason payment is not made when due, Client agrees that NSI will have the right to immediately terminate its performance hereunder and bring suit seeking damages. Upon termination of this Agreement, for any reason, or should Client fail to timely pay NSI for its services, all the employees shall be deemed to have been laid off by NSI and immediate notification of this shall be provided by Client to employees who had been leased pursuant to this Agreement. Client shall immediately assume all federal, state and local obligations of an employer to the employees which are not in conflict with state or federal law, and shall immediately assume full responsibility for providing workers' compensation coverage. NSI shall immediately be released from such obligations as are permitted by law. It is the intent of the parties that, where allowed by law, they be placed in their respective positions immediately before their entry into this Agreement in the event of a termination or Client's failure to pay NSI. If for any reason [whether or not required by applicable law] NSI makes any payment to any of the employees after this Agreement has been terminated, NSI shall be entitled to full reimbursement for such expenditures.


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II.      GENERAL PROVISIONS

   A. Client acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement including but not limited to any statement made by any marketing agent of NSI. Client acknowledges that NSI has made no representation concerning whether NSI services will improve the performance of Client's business.

   B. Client acknowledges that NSI shall not be liable for any Client loss of business, good will, profits or other damages.

   C. Client specifically authorizes NSI to conduct a credit and background reference check on Client and such officers of Clients and NSI deems appropriate in compliance with the requirements of law.

   D. Client may not assign this Agreement nor its rights and duties hereunder, nor any interest herein, without the prior written consent of NSI. Any attempt by Client to assign any of its rights, duties or obligations which arise under this Agreement without such consent will be void and shall constitute cause for NSI to terminate this Agreement.

   E. This Agreement may be terminated by NSI if, at any time, the Client breaches any terms of this Agreement. NSI may also terminate this Agreement if, at any time, NSI, in its sole discrection, determines that a material adverse change has occurred in the financial condition of the Client, or that the Client is unable to pay its debts as they become due in the ordinary course of business. This Agreement may also be terminated, upon fourteen day's notice by NSI, in the event of any federal or state legislation, regulatory action, or judicial decision which, in the sole discretion of NSI, adversely affects its interest under this Agreement.

   F. Client acknowledges and agrees that NSI is not engaged in the practices of law or the provision of legal service, and that Client alone is completely and independently responsible for its own legal rights and obligations.

   G. This Agreement constitutes the entire agreement between the parties with regard to this subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. No other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. This Agreement may be changed only by a written amendment signed by both parties.

   H. Failure by either party at any time to require strict performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach or default nor affect the effectiveness of this Agreement, or any part thereof, or prejudice either party as regards to any subsequent action at law or equity.




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
I. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida [excluding the laws of Florida relating to conflicts of laws of different jurisdictions] and venue shall be in the applicable court in Pinellas County, Florida. Client hereby irrevocably consents to be subject to the jurisdiction of the courts in the State of Florida pertaining to any case or controversy arising out of or relating to this agreement.

J. In the event of any lawsuit or other proceeding to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award of its costs and reasonable attorney's fees incurred at all levels of proceedings.

K. Any notice or demand given hereunder shall be accomplished by the personal delivery in writing [with written receipt] or by other delivery with proof of delivery or attempted delivery to the address set forth herein for the other party, and shall be deemed effective upon proof of attempted delivery [actual delivery to be made as soon as is practicable following attempted delivery].

L. No rights of any third party are created by this Agreement and no person not a party to this Agreement may rely on any aspect of this Agreement notwithstanding any representation, written or oral, to the contrary.

M. Client agrees it will comply with the Worker Adjustment and Retraining Notification Act ["WARN"] and that it will give NSI at least sixty-two [62] days notice prior to effecting any plant closing or mass lay-off as defined in WARN.

N. In the event that any provision contained in this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the validity, legality, or enforceability of the remainder of this Agreement shall in no way be affected or impaired thereby.

O. NSI will notify all employees of this Agreement at inception and termination of Agreement. Client shall also immediately upon termination of this Agreement notify all employees of the termination of this Agreement and inform them that they are no longer covered by NSI's worker's compensation policy.

P. This Agreement shall be valid and enforceable only upon signature by an authorized Controlling Person of NSI.

Q. The termination of this Agreement shall not relieve Client of any obligation set forth herein, including but not limited to its payment obligations to NSI.

R. The headings in this Agreement are intended for convenience or reference and shall not affect its interpretation.



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IN WITNESS HEREOF, the parties have hereunto set their hand on the date written below.

NATIONS STAFFING, INC.                                     CLIENT
----------------------                                     ------

Approved:                                    Signed: /s/ Kotha S. Sekharam
         -----------------------------               ---------------------------

Name: David B. Stroyan                       Name: Kotha S. Sekharam
     ---------------------------------            ------------------------------
             [Type or Print]                              [Type or Print]

Title: President                             Title: President
      --------------------------------             -----------------------------

Date:                                        Date: December 23, 1996
     ---------------------------------            ------------------------------

THIS AGREEMENT SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED CONTROLLING PERSON OR NATIONS STAFFING, INC. NATIONS STAFFING, INC. MARKETING AGENTS DO NOT HAVE THE AUTHORITY TO BIND NATIONS STAFFING, INC.



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                                   EXHIBIT A

------------------------------------------------------------------------------
Client Name                        Nu-Wave
------------------------------------------------------------------------------
Address                            5905-A Hampton Oaks Parkway Tampa, FL 33610
------------------------------------------------------------------------------
Telephone                          (813)628-0804
------------------------------------------------------------------------------
Fax                                (813)612-9604
------------------------------------------------------------------------------
Contact                            Dr. Kotha S. Sekharam
------------------------------------------------------------------------------

Pay Period Frequency               Weekly

------------------------------------------------------------------------------
First Pay Period Begins            1 Jan 1997
------------------------------------------------------------------------------
Pay Period Ends                    3 Jan 1997 (Friday)
------------------------------------------------------------------------------
Checks Dated                       3 Jan 1997 report on 2 Jan (Thurs.)
------------------------------------------------------------------------------
Benefits Effective                 N/A
------------------------------------------------------------------------------

The above Billing Factors, Fees and Deposits are based on information given to Nations Staffing, Inc. by Client adjustments will be made if corrections are needed. Plus a fixed admin. fee of $600 per month or $138.50 per week, so long as total wages remain at or below $400,000 annualized.

-----------------------------------
W/C Codes      4,825          8,810
-----------------------------------
Billing
Factors       114.96         111.71
-----------------------------------

The above billing factors will be charged on gross wages.

The Client will also pay Nations Staffing, Inc. the following fees:

An ENROLLMENT FEE of $25.00 per employee initially converted and $15.00 for each employee subsequently added to NSI's payroll system. The total initial set up fee is $250.

A DELIVERY FEE of $10.00 for each delivery of payroll checks and related documents including replacement or omitted checks.


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                                   EXHIBIT B

The following individuals are the current COBRA participants on our existing group health plan:

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          Name                Address
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
 1
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 2
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 3
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 4
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 5
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 6
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 7
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 8
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 9
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10
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

If none, so state here: none
                       ------------

By: /s/ Kotha S. Sekharam   Date:      12/23/96
   -----------------------       -------------------